EX-99.(16)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James A. McNamara, Caroline L. Kraus, Joseph F. DiMaria, Robert Griffith and Shane Shannon, jointly and severally, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable Goldman Sachs Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the filing and effectiveness of the Trust’s Registration Statement on Form N-14 (the “Registration Statement”), relating to the proposed reorganization of Goldman Sachs Concentrated Growth Fund with and into Goldman Sachs Enhanced Core Equity Fund, each a series of the Trust, and any and all amendments (including post-effective amendments) to the Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust, any and all such amendments to the Registration Statement filed with the SEC under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

As to each of the undersigned, this Power of Attorney shall be valid from the date hereof until revoked by such individual.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date

/s/ James A. McNamara James A. McNamara	President (Chief Executive Officer) and Trustee	February 14, 2024

/s/ Joseph F. DiMaria Joseph F. DiMaria	Treasurer, Principal Financial Officer and Principal Accounting Officer	February 14, 2024

/s/ Gregory G. Weaver Gregory G. Weaver	Chair and Trustee	February 14, 2024

/s/ Cheryl K. Beebe Cheryl K. Beebe	Trustee	February 14, 2024

/s/ Dwight L. Bush Dwight L. Bush	Trustee	February 14, 2024

/s/ Kathyrn A. Cassidy Kathyrn A. Cassidy	Trustee	February 14, 2024

/s/ John G. Chou John G. Chou	Trustee	February 14, 2024

/s/ Joaquin Delgado Joaquin Delgado	Trustee	February 14, 2024

/s/ Eileen H. Dowling Eileen H. Dowling	Trustee	February 14, 2024

/s/ Lawrence Hughes Lawrence Hughes	Trustee	February 14, 2024

/s/ John F. Killian John F. Killian	Trustee	February 14, 2024

/s/ Steven D. Krichmar Steven D. Krichmar	Trustee	February 14, 2024

/s/ Michael Latham Michael Latham	Trustee	February 14, 2024

/s/ Lawrence W. Stranghoener Lawrence W. Stranghoener	Trustee	February 14, 2024

/s/ Paul C. Wirth Paul C. Wirth	Trustee	February 14, 2024